Exhibit 10.38

DATE:	September 1, 2010

PARTIES:	Rockwell Medical Technologies, Inc. (the “Company”) 30142 Wixom Road Wixom, MI 48393 USA

Capitol Securities Management, Inc. (the “Advisor”) 100 Concourse Blvd. Glen Allen, VA 23059

RECITALS:
     WHEREAS, the Company wishes to engage the Advisor to perform certain investor relations services.
     WHEREAS, the Advisor declares that it is engaged in an independent business or employed by a party other than the Company and that the Company is not the Advisor’s sole and only client, customer or employer.
     WHEREAS, the parties hereto wish to enter into a Client-Independent Advisory / Contractor relationship for their mutual benefit, and further wish to set forth the terms of such association herein..
AGREEMENTS:
     NOW, THEREFORE, in consideration of the foregoing representations and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and the Advisor agree as follows:
1.	Services to be Performed. The Company hereby engages the Advisor to advise and perform work for the Company consisting of exposing the Company to the equity investment community, which includes but is not limited to: analysts, money managers, institutional investors, stock-brokers, mutual funds, broker-dealers, wire-houses, newspapers, television, and trade publications. If Company desires Advisor to perform any services in addition to those described above, the terms and conditions relating to such services will be mutually agreed upon by the parties. The Company acknowledges that: (a) Advisor is not obligated to devote any specific amount of time to providing advice and consultation to the Company except as agreed from time to time by the parties hereto; (b) the scope of work hereunder does not include tax, legal, regulatory, accounting or other technical advice, and (c) the Advisor is being retained solely for the Company’s benefit and not for any third party, including the Company’s shareholders.

2.	Fees, Terms of Payment and Warrant. The Company agrees as compensation to issue to the Advisor 5,000 cashless Common Stock Purchase Warrants (“Warrants”) for services rendered over a 12 month period commencing with the date of this Agreement. The terms and conditions of the Warrants will be set forth in a separate agreement containing the terms and conditions set forth in this paragraph and such other terms and conditions as are mutually acceptable to the Company and the Advisor. The Warrants will become earned upon execution of this Agreement and will have an exercise price of $8.00 per share. The Warrants will expire at the earlier of (i) May 28, 2013, or (ii) the termination of this Agreement prior to the one year anniversary of the date of this Agreement (A) by the Company due to a material breach of this Agreement by Advisor or (B) by Advisor. A “material breach” would be either (1) a failure to perform, in a commercially reasonable manner, the services required or to be required under paragraph 1 of this agreement; or (2) a breach of any of the representations in paragraph 5 of this agreement. Warrants will become exercisable on the first anniversary of the date of this Agreement and may be exercised in whole or in part at any time until their expiration by the submission of an exercise notice in the form to be attached as an exhibit to the Warrant agreement. The shares issuable upon exercise will bear a legend restricting transfer. The Warrants will not be transferable, other than to an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Advisor (so long as such affiliate is an “accredited investor” as defined below and agrees to be bound by the terms and provisions of this Agreement and the Warrant agreement as if, and to the fullest extent as, the Advisor), and will bear a legend to that effect. The Company reasonably believes that all information it provides to Advisor is accurate and complete in all material respects. Company acknowledges that Advisor shall be entitled to rely on all such information and materials.

3.	Instrumentalities. The Advisor shall supply all equipment, tools, materials and supplies to accomplish the designated jobs or services set forth in paragraph 1, except if approved by the Company.

4.	Expenses. The Company shall not be responsible or liable for any expenses incurred by the Advisor in performing any jobs or services under this Agreement, except accountable out-of-pocket expenses of Advisor related to the engagement and approved by the Company.

5.	The Advisor’s Status. This Agreement is not intended to, does not constitute and shall not be construed as a hiring by either party. The parties hereto are and shall remain independent contractors. The Advisor retains the sole and exclusive right to control or direct the manner or means by which the jobs or services described herein are to be performed. The

Company retains only the right to control the results to ensure their conformity with that specified herein.

The Advisor shall comply with all federal, state and local laws, and rules and regulations that are now or may in the future become applicable to the Advisor, its business, equipment and personnel engaged in accomplishing the jobs or services provided under this Agreement or arising out of the performance of this Agreement.

Advisor represents that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 and was not organized for the purpose of acquiring the Warrants or the underlying shares. Advisor’s financial condition is such that it is able to bear the risk of holding the Warrants and the shares underlying the Warrants for an indefinite period of time. Advisor has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and has so evaluated the risks and merits of such investment. Advisor understands that an investment in the Warrants and the shares underlying the Warrants involves a significant degree of risk, including a risk of total loss of Advisor’s investment, and understands the risk factors included, or that may be included in the future, in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission. Advisor is acquiring the Warrants and the shares underlying the Warrants for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933.

6.	Payroll or Employment Taxes. The Advisor will not be treated as an employee for federal, state or local tax purposes or for any other purpose. No payroll or employment taxes of any kind shall be withheld or paid with respect to payments to the Advisor, including but not limited to FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax, and state unemployment insurance tax. The Advisor agrees that it is responsible for making all filings with and payments to the Internal Revenue Service and state and local taxing authorities as are appropriate to its status as an Advisor.

7.	Workers’ Compensation, Unemployment Compensation, Benefits. No workers’ compensation insurance has been or will be obtained by the Company for the Advisor. The Advisor understands that he is not entitled to unemployment compensation benefits or any other benefits normally afforded to any employee of the Company, due to his status as an Advisor.

8.	Indemnification. Except as otherwise provided in paragraph 4 above, the Company agrees to indemnify, defend and hold the Advisor, its affiliates,

control persons, officers, directors, employees and agents (collectively, the “Indemnified Persons”) harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys’ fees and disbursements) arising out of the services rendered pursuant to this Agreement, whether or not the Advisor is a party to such dispute. This indemnity shall not apply, however, where a court of competent jurisdiction has made a final non-appealable determination that the Advisor was grossly negligent or engaged in willful misconduct in the performance of its services hereunder, which directly gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder. Promptly after receipt by an Indemnified Party of notice of the occurrence of the commencement of any action or proceeding in respect of which indemnity may be sought against the Company, such Indemnified Party will notify the Company in writing of the commencement thereof, and the Company shall be entitled to immediately assume the defense thereof. If the defense is assumed by the Company, it shall have no further obligation to indemnify the Indemnified Persons for attorneys’ fees and disbursements). The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Advisor and any other Indemnified Person.

9.	Termination. The consulting arrangement provided herein may be terminated by either party upon 30 days notice. Following termination, neither party shall have any continuing liability or obligations hereunder; provided, the terms of section 8 shall survive any termination hereof.

10.	Law Governing Contract. This Agreement and all questions arising in connection with it shall be governed by the laws of the State of Michigan.

11.	Entire Agreement. This Agreement states the entire Agreement of the parties, and merges all prior negotiations, agreements and understandings, if any, except for any confidentiality agreements between the parties. No modification, release, discharge or waiver of any provision hereof shall be of any force or effect unless made in writing and signed by the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their representative laws, personal representatives, successors and assigns, provided that neither party may assign the Agreement without the other party’s prior written consent.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused it to be dated as of the day and year first written above.

“COMPANY” Rockwell Medical Technologies, Inc.
By:	/s/ Robert L. Chioini
Its: Chairman/CEO/President

“ADVISOR” Capitol Securities Management, Inc.
By	/s/ Mark Hamby
Its: President

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